The Ensign Group Reports Second Quarter 2012 Adjusted Earnings of $0.67 per Share

Conference Call and Webcast Scheduled for August 2, 2012 at 10:00 am PT

MISSION VIEJO, California - August 1, 2012 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, assisted and independent living, home health, hospice care and urgent care companies, today reported record earnings for the second quarter of 2012.
Financial highlights for the Second Quarter include:

▪	Adjusted net income climbed 9.8% to $14.6 million, while adjusted earnings per share exceeded the prior year quarter at a record $0.67 per share, compared to $0.63 per share;

▪	Same-store occupancy grew by 114 basis points over the prior year quarter to 83.1%, with same-store Medicare days increasing by 3.9% over the prior year quarter;

▪
Same-store skilled mix days grew 74 basis points to 30.1%, with same-store skilled revenue reaching 55.0%, a 47 basis-point increase sequentially and just 134 basis points shy of the all-time high set in the second quarter of 2011;

▪
Consolidated EBITDAR was $33.7 million, an increase of 2.0% over the prior year quarter, and the same-store EBITDAR margin grew to 17.0%, the second consecutive sequential margin increase since the October 1, 2011 implementation of an 11.1% Medicare cut and changes to therapy regulations which increased therapy costs; and

▪	Consolidated revenues were a record $204.3 million, up 9.7%.

Operating Results
Ensign posted record revenues and earnings per share for the quarter, despite the effects of last October's unprecedented 11.1% reduction in Medicare rates to skilled nursing facilities and a simultaneous change in therapy regulations that increased the cost of delivering physical and other types of therapy to skilled nursing patients.

Alluding to intensive and ongoing efforts to mitigate the effects of the October changes, Ensign's President and Chief Executive Officer Christopher Christensen observed that, “Skilled nursing, assisted living and even our relatively young home health businesses all gained strength as many operations achieved mitigation milestones early, and outpaced even our fairly aggressive projections.” He attributed the strong movement to “the continuous improvement of our qualitative performance and the ongoing sacrifices of our operational teams, for which we are deeply grateful.”

As one evidence of the results being produced, he remarked that, “For our same-store skilled revenue mix to be back in the mid-50 percent range so quickly is remarkable, especially in light of the fact that our average daily Medicare rate is still more than 12% lower than this time last year.” Mr. Christensen added that Ensign's leadership still sees substantial organic upside across the portfolio. “We're far from done,” he concluded.

Mr. Christensen noted that with operating results running ahead of schedule, improving Medicaid reimbursement taking effect later this year in key states, and the recently-announced 1.8% market basket update which will go into effect October 1, 2102, previously-announced annual earnings guidance is being increased. Revised earnings projections for 2012 are $2.48 to $2.56 per fully diluted share, on $830 to $846 million in projected revenues. He indicated that most of the increase would likely come in the fourth quarter, adding that quarterly fluctuations in key metrics are normal, making short-term projections difficult at best.

In other results, Chief Financial Officer Suzanne Snapper noted that net income margins were 6.1% for the quarter, a marked increase over the fourth quarter of 2011, the first quarter following the October Medicare cuts and therapy changes. She also highlighted the declining reduction in same-store skilled revenue, which only fell by 3.8% from the prior year quarter, while Medicare daily rates continued to run more than 12% behind rates at this time last year. She pointed to increases in occupancy, skilled mix days and the growth in Ensign's emerging subacute businesses as significant contributors to the increasingly successful mitigation efforts.
She also noted that increasing revenue in transitioning facilities, as well as substantial growth in the recently acquired facilities, helped the company reach record consolidated revenues of $204.3 million, a 9.7% increase over the prior year. “More importantly, these newer facilities and their accelerating performance illustrate the tremendous organic upside built into our overall portfolio.” she added.
Fully diluted GAAP earnings per share were $0.57 for the quarter, which included charges related to the tentative settlement of the California class action, expenses associated with the ongoing Department of Justice investigation, acquisition costs, start-up costs for one unopened facility that is under construction, and other non-operating expenses more fully described in the tables below, compared to $0.60 in the second quarter of 2011. Adjusted non-GAAP earnings for the quarter were a record $0.67 per fully diluted share, compared to $0.61 in the second quarter of 2011.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://www.ensigngroup.net.
2012 Guidance Increased
Management increased previously-announced 2012 annual earnings guidance, projecting adjusted net income of $2.48 to $2.56 per diluted share on revenues of $830 million to $846 million. The guidance is based on diluted weighted average common shares outstanding of 22.1 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, the effects of the announced Medicare market basket update, anticipated increases in overall net Medicaid reimbursement rates, a normalized tax rate of approximately 39%, and that tax rates do not materially increase. It also excludes expenses related to normalized rent from one operating lease for a not-yet opened facility and the costs associated with the settlement of the California class action, as well as expenses related to the DOJ investigation which can vary widely from quarter to quarter depending on the DOJ's activities and the required response by the Company. It does not exclude costs related to cost mitigation efforts, which are ongoing and included in reported non-GAAP operating results.
Quarter Highlights
Dividend Declared
During the quarter, the company's Board of Directors declared a quarterly cash dividend of $0.06 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002, and has increased its dividend every year.

Growth by Acquisition
Also during the quarter and since, the company announced the acquisition of one home health and hospice business, a skilled nursing and assisted living campus and two skilled nursing facilities in three separate transactions. The business and facilities were purchased with cash, and include:

▪	In Utah, Zion's Way Home Health & Hospice, a thriving home care provider with multiple agencies in Southern Utah and Page, Arizona.

▪	In Idaho, Discovery Care Center, a 45-bed skilled nursing and 24-unit assisted living campus in Salmon.

▪	Also in Idaho, Owyhee Health & Rehabilitation Center, a 49-bed skilled nursing facility located in Homedale, a suburb of the growing Boise market.

▪
In Southern California, Ensign exercised a purchase option to acquire the underlying real estate of Palomar Vista Healthcare Center, a 74-bed skilled nursing facility located in Escondido. An Ensign subsidiary has operated Palomar Vista since 2003 under a lease from the family that founded the facility.

The acquisitions brought Ensign's growing portfolio to 107 facilities, 83 of which are Ensign-owned, with Ensign affiliates holding purchase options on four of Ensign's 24 leased facilities, as well as four hospice companies and six home health businesses, spread over 11 states. Management reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care, home health and hospice operations across the United States.
Class Action Settlement
In July 2012 Ensign reached a tentative settlement with class counsel in a staffing class-action claim filed in Los Angeles Superior Court. Costs and fees associated with the settlement were $5,000,000, of which $2,596,000 of this amount was recorded in the quarter ended June 30, 2012, with the balance having been expensed in prior periods. The amount of the one-time settlement charge was excluded from non-GAAP results. Management has affirmed that, assuming that the settlement is executed and approved by the court, the settlement will not have a material ongoing adverse effect on the Company's business, financial condition or results of operations.
Storm Update
In April 2012, heavy rains flooded two of Ensign's four skilled nursing facilities in the greater McAllen, Texas market, rendering portions of those two facilities temporarily unusable. Remediation efforts began almost immediately and are continuing, and the company has confirmed that it has both flood insurance coverage and business interruption insurance that will somewhat mitigate the loss, with the amount of insurance reimbursement likely to be determined and received in the latter part of 2012. Although portions of the two facilities remain out of commission, skilled nursing operations have continued and the impact to operations in the quarter was not as severe as originally projected.
Conference Call
A live webcast will be held on Thursday, August 2, 2012 at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss Ensign's second quarter 2012 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, August 24, 2012.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 107 facilities, four hospice companies and six home health businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska and Oregon. Each of these facilities and businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the home health and hospice businesses, the urgent care joint venture, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
GAAP and ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Three Months Ended June 30, 2012			Six Months Ended June 30, 2012
	As Reported	Non-GAAP Adj.	As Adjusted	As Reported	Non-GAAP Adj.	As Adjusted
Revenue	$204,308		$204,308	$406,468		$406,468
Expense:
Cost of services (exclusive of facility rent, general and administrative and depreciation and amortization expense shown separately below)	162,599	(2,642)(1)(3)	159,957	323,428	(2,957)(1)(2)(3)	320,471
Facility rent—cost of services	3,368	(121)(4)	3,247	6,689	(292)(4)	6,397
General and administrative expense	8,137	(593)(5)	7,544	15,834	(848)(5)	14,986
Depreciation and amortization	7,042	(123)(6)	6,919	13,966	(307)(6)	13,659
Total expenses	181,146	(3,479)	177,667	359,917	(4,404)	355,513
Income from operations	23,162	3,479	26,641	46,551	4,404	50,955
Other income (expense):
Interest expense	(3,114)		(3,114)	(6,039)		(6,039)
Interest income	52		52	103		103
Other expense, net	(3,062)		(3,062)	(5,936)		(5,936)
Income before provision for income taxes	20,100	3,479	23,579	40,615	4,404	45,019

Tax Effect on Non-GAAP Adjustments		1,357(7)			1,718(7)
Tax True-up for Effective Tax Rate		18(8)			331(8)
Provision for income taxes	7,821	1,375	9,196	15,508	2,049	17,557
Net income	$12,279	2,104	$14,383	$25,107	2,355	$27,462
Less: net loss attributable to noncontrolling interests	(177)		(177)	(253)		(253)
Net income attributable to The Ensign Group, Inc.	$12,456	2,104	$14,560	$25,360	2,355	$27,715
Net income per share:
Basic	$0.58		$0.68	$1.19		$1.30
Diluted	$0.57		$0.67	$1.16		$1.27
Weighted average common shares outstanding:
Basic	21,368		21,368	21,309		21,309
Diluted	21,886		21,886	21,841		21,841

(1)	Represents acquisition-related costs of $46 and $120 for the three and six months ended June 30, 2012, respectively.

(2)	Represents costs of $241 incurred in the first quarter to recognize income tax credits which contributed to decrease in effective tax rate.

(3)	Represents the settlement of a class action lawsuit regarding minimum staffing requirements in the state of California of $2,596 during the three months ended June 30, 2012.

(4)	Represents straight-line rent amortization for a facility which the Company has begun construction activities, but has not commenced operations of a skilled nursing facility as of June 30, 2012.

(5)
Represents legal costs incurred in connection with the ongoing investigation into the billing and reimbursement processes of some of our subsidiaries being conducted by the Department of Justice (DOJ).

(6)
Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(7)	Represents the tax impact of non-GAAP adjustments noted in (1) - (6) at a normalized tax rate of 39.0%.

(8)
In FY 2011 and 2010, the Company's effective tax rates were a 38.3% and 39.3%, respectively. Therefore, this represents an adjustment to the provision for income taxes to normalize our current quarter effective tax rate to 39.0%.

THE ENSIGN GROUP, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDAR
(in thousands)
The table below reconciles net income to EBITDA and EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands)
Consolidated Statements of Income Data:
Net income	$12,279	$12,976	$25,107	$25,722
Net loss attributable to noncontrolling interests	177	—	253	—
Interest expense, net	3,062	2,664	5,936	5,336
Provision for income taxes	7,821	8,478	15,508	16,772
Depreciation and amortization	7,042	5,546	13,966	10,605
EBITDA	$30,381	$29,664	$60,770	$58,435
Facility rent—cost of services	3,368	3,433	6,689	7,049
EBITDAR	$33,749	$33,097	$67,459	$65,484

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$32,785	$29,584
Accounts receivable—less allowance for doubtful accounts of $12,232 and $12,782 at June 30, 2012 and December 31, 2011, respectively	96,452	86,311
Investments—current	4,737	—
Prepaid income taxes	2,616	5,882
Prepaid expenses and other current assets	6,912	7,667
Deferred tax asset—current	10,620	11,195
Total current assets	154,122	140,639
Property and equipment, net	420,028	403,862
Insurance subsidiary deposits and investments	17,840	16,752
Escrow deposits	210	175
Deferred tax asset	4,913	3,514
Restricted and other assets	11,952	10,418
Intangible assets, net	5,078	2,321
Goodwill	22,180	17,177
Other indefinite-lived intangibles	10,598	1,481
Total assets	$646,921	$596,339
Liabilities and equity
Current liabilities:
Accounts payable	$21,077	$21,169
Accrued wages and related liabilities	33,926	41,958
Accrued self-insurance liabilities—current	16,259	12,369
Other accrued liabilities	18,534	18,577
Current maturities of long-term debt	7,080	6,314
Total current liabilities	96,876	100,387
Long-term debt—less current maturities	194,069	181,556
Accrued self-insurance liabilities—less current portion	33,492	31,904
Fair value of interest rate swap	2,723	2,143
Deferred rent and other long-term liabilities	3,312	2,864
Total liabilities	330,472	318,854
Temporary equity - redeemable noncontrolling interest	11,506	—
Total equity	304,943	277,485
Total liabilities and equity	$646,921	$596,339

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our condensed consolidated statement of cash flows for the periods presented:

	Six Months Ended June 30,
	2012	2011
	(In thousands)
Net cash provided by operating activities	$25,060	$27,446
Net cash used in investing activities	(35,830)	(58,245)
Net cash provided by (used in) financing activities	13,971	(3,178)
Net increase (decrease) in cash and cash equivalents	3,201	(33,977)
Cash and cash equivalents at beginning of period	29,584	72,088
Cash and cash equivalents at end of period	$32,785	$38,111

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
The following tables summarize our selected performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$204,308	$186,326	$17,982	9.7%
Number of facilities at period end	105	87	18	20.7%
Actual patient days	855,782	746,995	108,787	14.6%
Occupancy percentage — Operational beds	79.2%	79.2%		—%
Skilled mix by nursing days	26.1%	26.3%		(0.2)%
Skilled mix by nursing revenue	50.4%	52.7%		(2.3)%

	Three Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$141,016	$142,930	$(1,914)	(1.3)%
Number of facilities at period end	62	62	—	—%
Actual patient days	537,061	531,330	5,731	1.1%
Occupancy percentage — Operational beds	83.1%	81.9%		1.2%
Skilled mix by nursing days	30.1%	29.4%		0.7%
Skilled mix by nursing revenue	55.0%	56.4%		(1.4)%

	Three Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$35,606	$34,986	$620	1.8%
Number of facilities at period end	20	20	—	—%
Actual patient days	163,215	160,262	2,953	1.8%
Occupancy percentage — Operational beds	74.3%	72.9%		1.4%
Skilled mix by nursing days	16.8%	16.4%		0.4%
Skilled mix by nursing revenue	36.7%	38.1%		(1.4)%

	Three Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$27,686	$8,410	$19,276	NM
Number of facilities at period end	23	5	18	NM
Actual patient days	155,506	55,403	100,103	NM
Occupancy percentage — Operational beds	72.7%	74.6%		NM
Skilled mix by nursing days	17.5%	17.4%		NM
Skilled mix by nursing revenue	38.6%	39.1%		NM
______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2009.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2009 to December 31, 2010.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2011.

	Six Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Revenue	$406,468	$369,269	$37,199	10.1%
Number of facilities at period end	105	87	18	20.7%
Actual patient days	1,707,293	1,478,480	228,813	15.5%
Occupancy percentage — Operational beds	79.5%	79.9%		(0.4)%
Skilled mix by nursing days	26.2%	26.3%		(0.1)%
Skilled mix by nursing revenue	50.5%	52.8%		(2.3)%

	Six Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Revenue	$282,329	$286,264	$(3,935)	(1.4)%
Number of facilities at period end	62	62	—	—%
Actual patient days	1,077,326	1,064,867	12,459	1.2%
Occupancy percentage — Operational beds	83.3%	82.5%		0.8%
Skilled mix by nursing days	30.0%	29.4%		0.6%
Skilled mix by nursing revenue	54.8%	56.5%		(1.7)%

	Six Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Revenue	$71,449	$69,295	$2,154	3.1%
Number of facilities at period end	20	20	—	—%
Actual patient days	325,198	321,537	3,661	1.1%
Occupancy percentage — Operational beds	74.0%	73.6%		0.4%
Skilled mix by nursing days	17.3%	15.9%		1.4%
Skilled mix by nursing revenue	37.4%	37.2%		0.2%

	Six Months Ended June 30,
	2012	2011
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Revenue	$52,690	$13,710	$38,980	NM
Number of facilities at period end	23	5	18	NM
Actual patient days	304,769	92,076	212,693	NM
Occupancy percentage — Operational beds	73.5%	75.0%		NM
Skilled mix by nursing days	17.7%	16.6%		NM
Skilled mix by nursing revenue	39.5%	38.1%		NM
______________________

(1)	Same Facility results represent all facilities purchased prior to January 1, 2009.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2009 to December 31, 2010.

(3)	Recently Acquired Facility (or “Acquisitions”) results represent all facilities purchased on or subsequent to January 1, 2011.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
The following table reflects the change in the skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2012	2011	2012	2011	2012	2011	2012	2011	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$559.93	$639.66	$484.06	$543.96	$472.17	$474.38	$539.42	$618.96	(12.9)%
Managed care	370.28	368.52	407.56	432.48	382.55	497.78	374.15	374.75	(0.2)%
Other skilled	580.47	518.68	586.21	477.75	—	—	581.21	515.61	12.7%
Total skilled revenue	491.21	529.10	471.46	514.41	456.98	476.15	486.00	526.05	(7.6)%
Medicaid	169.38	167.55	162.64	162.23	146.28	149.38	165.63	165.84	(0.1)%
Private and other payors	195.86	186.24	174.28	173.53	165.59	166.05	182.28	181.33	0.5%
Total skilled nursing revenue	$268.78	$275.64	$216.27	$221.52	$206.98	$211.84	$251.31	$262.43	(4.2)%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total		%
	2012	2011	2012	2011	2012	2011	2012	2011	Change
Skilled Nursing Average Daily Revenue Rates:
Medicare	$560.16	$638.79	$484.80	$534.32	$474.46	$463.40	$539.85	$617.29	(12.5)%
Managed care	367.79	368.00	409.57	429.41	409.72	488.74	373.31	373.48	—%
Other skilled	574.56	526.69	577.75	495.29	—	—	574.97	524.57	9.6%
Total skilled revenue	489.85	528.52	471.17	508.57	464.02	465.40	485.44	524.83	(7.5)%
Medicaid	169.64	167.07	163.28	160.21	145.22	141.24	165.96	164.85	0.7%
Private and other payors	197.77	186.58	173.22	172.03	164.11	163.55	182.89	181.14	1.0%
Total skilled nursing revenue	$268.49	$275.55	$217.93	$217.08	$208.16	$202.85	$251.80	$261.34	(3.7)%

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and six months ended June 30, 2012 and 2011:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Revenue:
Medicare	35.3%	38.2%	25.8%	29.1%	33.1%	36.0%	33.6%	36.7%
Managed care	15.4	15.1	8.0	7.9	5.5	3.1	13.1	13.5
Other skilled	4.3	3.1	2.9	1.1	—	—	3.7	2.5
Skilled mix	55.0	56.4	36.7	38.1	38.6	39.1	50.4	52.7
Private and other payors	7.0	7.0	11.6	10.6	26.5	26.6	9.7	8.2
Quality mix	62.0	63.4	48.3	48.7	65.1	65.7	60.1	60.9
Medicaid	38.0	36.6	51.7	51.3	34.9	34.3	39.9	39.1
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Days:
Medicare	17.0%	16.5%	11.5%	11.9%	14.5%	16.1%	15.7%	15.5%
Managed care	11.1	11.2	4.2	4.0	3.0	1.3	8.8	9.4
Other skilled	2.0	1.7	1.1	0.5	—	—	1.6	1.4
Skilled mix	30.1	29.4	16.8	16.4	17.5	17.4	26.1	26.3
Private and other payors	9.5	10.4	14.5	13.5	33.1	34.0	13.3	11.8
Quality mix	39.6	39.8	31.3	29.9	50.6	51.4	39.4	38.1
Medicaid	60.4	60.2	68.7	70.1	49.4	48.6	60.6	61.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Revenue:
Medicare	35.4%	38.2%	26.4%	28.8%	33.9%	34.9%	33.8%	36.6%
Managed care	15.2	15.1	8.3	7.4	5.6	3.2	13.2	13.5
Other skilled	4.2	3.2	2.7	1.0	—	—	3.5	2.7
Skilled mix	54.8	56.5	37.4	37.2	39.5	38.1	50.5	52.8
Private and other payors	7.1	7.1	10.6	10.7	26.7	28.1	9.5	8.2
Quality mix	61.9	63.6	48.0	47.9	66.2	66.2	60.0	61.0
Medicaid	38.1	36.4	52.0	52.1	33.8	33.8	40.0	39.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2012	2011	2012	2011	2012	2011	2012	2011
Percentage of Skilled Nursing Days:
Medicare	17.0%	16.5%	11.9%	11.7%	14.9%	15.3%	15.8%	15.5%
Managed care	11.1	11.3	4.4	3.7	2.8	1.3	8.9	9.4
Other skilled	1.9	1.7	1.0	0.5	—	—	1.5	1.4
Skilled mix	30.0	29.5	17.3	15.9	17.7	16.6	26.2	26.3
Private and other payors	9.7	10.5	13.3	13.5	33.8	34.9	13.2	11.9
Quality mix	39.7	40.0	30.6	29.4	51.5	51.5	39.4	38.2
Medicaid	60.3	60.0	69.4	70.6	48.5	48.5	60.6	61.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
	$	%	$	%	$	%	$	%
	(Dollars in thousands)
Revenue:
Medicaid	$73,641	36.0%	$67,080	36.0%	$147,224	36.2%	$133,306	36.1%
Medicare	70,396	34.5	68,964	37.0	140,190	34.5	136,605	37.0
Medicaid—skilled	6,413	3.1	4,296	2.3	12,274	3.0	8,706	2.4
Total	150,450	73.6	140,340	75.3	299,688	73.7	278,617	75.5
Managed Care	25,730	12.6	24,175	13.0	51,422	12.7	48,317	13.1
Private and Other	28,128	13.8	21,811	11.7	55,358	13.6	42,335	11.4
Total revenue	$204,308	100.0%	$186,326	100.0%	$406,468	100.0%	$369,269	100.0%

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income, adjusted for net losses attributable to noncontrolling interest, before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company's operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company's Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC's website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.